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                                                                    Exhibit 99.3

            DYNEGY HOLDINGS INC., DYNEGY ROSETON, L.L.C. AND DYNEGY
                               DANSKAMMER, L.L.C.

                               OFFER TO EXCHANGE
               7.27% Series A Pass Through Certificates Due 2010,
                           Which Have Been Registered
                 Under the Securities Act of 1933, As Amended,
                          For Any and All Outstanding
               7.27% Series A Pass Through Certificates Due 2010
                                      and
               7.67% Series B Pass Through Certificates Due 2016
                           Which Have Been Registered
                 Under the Securities Act of 1933, As Amended,
                          For Any and All Outstanding
               7.67% Series B Pass Through Certificates Due 2016

To Our Clients:

   Enclosed for your consideration is a Prospectus, dated        , 2001 (the
"Prospectus"), of Dynegy Holdings Inc., a Delaware corporation ("DHI"), Dynegy Roseton, L.L.C., a Delaware limited liability company ("Roseton"), and Dynegy Danskammer, L.L.C., a Delaware limited liability company ("Danskammer" and, collectively with DHI and Roseton, the "Registrants"), and a Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Registered Exchange Offer") (i) 7.27% Series A Pass Through Certificates due 2010 (the "Series A Exchange Certificates") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all outstanding 7.27% Series A Pass Through Certificates due 2010 (the "Series A Certificates"), and (ii) 7.67% Series B Pass Through Certificates due 2016 (the "Series B Exchange Certificates" and, collectively with the Series A Exchange Certificates, the "Exchange Certificates") which have been registered under the Securities Act, for any and all outstanding 7.67% Series B Pass Through Certificates due 2016 (the "Series B Certificates" and, collectively with the Series A Certificates, the "Certificates"), upon the terms and subject to the conditions described in the Prospectus. The Registered Exchange Offer is being made in order to satisfy certain obligations of the Registrants contained in the Registration Rights Agreement, dated as of May 8, 2001, among DHI, Roseton, Danskammer, and certain other parties named therein.

   The CUSIP numbers for the Certificates are as follows: 777774 AA 8 and U77764 AA 3 for the Series A Certificates, and 777774 AB 6 and U77764 AB 1 for the Series B Certificates. This material is being forwarded to you as the beneficial owner of the Certificates carried by us in your account but not registered in your name. A tender of such Certificates in the Registered Exchange Offer may only be made by us as the holder of record and pursuant to your instructions.

   Accordingly, we request instructions as to whether you wish us to tender on your behalf the Certificates held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

   Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Certificates on your behalf in accordance with the provisions of the Registered Exchange Offer. The Registered Exchange Offer will
expire at 5:00 p.m., New York City time, on         , 2001 (the "Expiration
Date") (20 business days following the commencement of the Registered Exchange Offer), unless extended by the Registrants. Any Certificates tendered pursuant to the Registered Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.
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   Your attention is directed to the following:

     1. The Registered Exchange Offer is for any and all Certificates.

     2. The Registered Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer-- Conditions to the Exchange Offer."

     3. Any transfer taxes incident to the transfer of Certificates from the holder to the Registrants will be paid by the Registrants, except as otherwise provided in the Instructions in the Letter of Transmittal.

     4. The Registered Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date unless extended by the Registrants.

   If you wish to have us tender your Certificates, please so instruct us by executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Certificates.
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           INSTRUCTIONS WITH RESPECT TO THE REGISTERED EXCHANGE OFFER

   The undersigned acknowledge(s) receipt of your letter enclosing the
Prospectus, dated        , 2001, of the Registrants, and the related specimen
Letter of Transmittal.

   This will instruct you to tender the number of Certificates indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

Box 1 [_]
      Please tender my Certificates held by you for my account. If I do not wish to tender all of the Certificates held by you, I have identified on a signed schedule attached hereto the number of Certificates I do not wish tendered.

Box 2 [_]
      Please do not tender any Certificates held by you for my account.

Date        , 2001

                                        ________________________________________
                                        Signature(s)

                                        ________________________________________

                                        ________________________________________
                                        Please Print Name(s) Here

                                        ________________________________________
                                        Area Code and Telephone No.

                                        ________________________________________
                                        Tax Identification or Social Security
                                         No.

             UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE
                 SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL
          CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL CERTIFICATES.